Exhibit 10.4

Execution Version

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of March 13, 2024, is made and entered into by and among PSQ Holdings, Inc., a Delaware corporation, (including any successor entity thereto, “Buyer”) and the undersigned (“Holder”) to automatically take effect as of the date of consummation of the Merger, as defined below (the “Effective Date”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, (i) Buyer, (ii) Cello Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”) and (iii) Credova Holdings, Inc., a Delaware corporation (the “Company”), have entered into, or are expected to enter into, an Agreement and Plan of Merger (as may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive shares of Class A common stock issued by Buyer (“Consideration Shares”) in accordance with the terms of the Merger Agreement and applicable provisions of the of the DGCL (the Merger, together with the other transactions contemplated by the Merger Agreement and Ancillary Agreements, the “Transactions”); and

 WHEREAS, pursuant to the terms of the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Consideration Shares, together with any other Buyer securities received by Holder as a result of the Transactions (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

WHEREAS, Holder has entered into, or expects to enter into, an Employment Agreement (the “Employment Agreement”) with Credova Financial, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Credova Financial”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (A) the one (1) year anniversary of the date of the Closing or (B) the date on which Buyer completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Buyer’s stockholders having the right to exchange their shares of Buyer Class A Common Stock for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, (iii) engage in any short sales, including all such sales defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers or (iv) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), (iii) or (iv), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, (II) by will or other testamentary document or intestate succession upon the death of Holder, (III) to any Permitted Transferee (as defined below), (IV) pursuant to a court order or settlement agreement or other domestic order related to the distribution of assets in connection with the dissolution of marriage or civil union, (V) to Buyer pursuant to any contractual arrangement in effect on the Effective Date that provides for the repurchase of shares of Buyer Class A Common Stock in connection with the termination of the undersigned’s employment with or service to Buyer or (vi) if Holder’s employment with Credova Financial under the Employment Agreement is terminated without Cause (as defined therein) or if the Holder resigns for Good Reason (as defined therein); provided, however, that in any of cases (I), (II), (III) or (IV) above, it shall be a condition to such transfer that the transferee executes and delivers to Buyer an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder,(E) any affiliate of Holder, and (F) any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (E) above. Holder further agrees to execute such agreements as may be reasonably requested by Buyer that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Holder may (a) exercise outstanding options, settle restricted stock units or other equity awards or exercise outstanding warrants that Holder owns, (b) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Restricted Securities (each such plan, a “Trading Plan”); provided that (1) such Trading Plans do not provide for the transfer of Restricted Securities during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement will be required or made voluntarily in connection with such Trading Plan during the Lock-Up Period in contravention of this Agreement, and (c) may sell Restricted Securities to satisfy any indemnification claims for which it may be responsible pursuant to the Merger Agreement.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Buyer shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Buyer may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

 (c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF MARCH 13, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Buyer during the Lock-Up Period, including the right to vote any Restricted Securities, subject to the terms of the Merger Agreement and the Voting Agreement.

2. Registration Rights. If the Holder receives restricted securities (as defined in the Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) at the Closing or is an affiliate of the Company or Buyer immediately after the Closing or a party who may be deemed to be an underwriter pursuant to Rule 145 under the Securities Act, the Holder will be entitled to registration rights (including demand and piggyback rights) pursuant to a registration rights agreement to be entered into at Closing substantially in the form attached to the Merger Agreement as an exhibit.

3. Miscellaneous.

(a) Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to Closing, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Buyer and the Company, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder

(c) Third Parties. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(E).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (d) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (e) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (f) the term “or” means “and/or”; (g) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (h) except as otherwise indicated, all references in this Agreement to the word “Section” are intended to refer to Sections in this Agreement; and (i) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Buyer its stockholders under the Securities Act, the Exchange Act or DGCL, as then applicable, or its Governing Documents. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer, to: PSQ Holdings, Inc. 250 S. Australian Avenue Suite 1300 West Palm Beach, FL 33401 Attn: Email:

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborugh LLP
101 Constitution Avenue, NW Suite 900
Washington, D.C. 20001
Attn: Jonathan Talcott, Esq.
Email: jon.talcott@nelsonmullins.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Meredith Laitner, Esq.
Telephone No.: (212) 370-1300
Email: mlaitner@egsllp.com

and, with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

Attn: Richard Scheff

Email: Richard.scheff@faegredrinker.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, Buyer (and each of its copies for notices hereunder).

(h) Amendments and Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Buyer, the Company and the Holder and, except as otherwise required by applicable Law, without further action by the stockholders of any party. Buyer on behalf of itself and its Affiliates and the Company on behalf of itself and its Affiliates may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-affiliated party hereto or (b) waive compliance by such other non-affiliated party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(i)  Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Buyer will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Buyer shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Merger Agreement and the Ancillary Documents, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement shall have the same validity and enforceability as an originally signed copy.

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above, to take effect as of the Effective Date.

Buyer:

PSQ Holdings, Inc.

By:
Name:	Michael Seifert
Title:	Chief Executive Officer

[Additional Signature on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above, to take effect as of the Effective Date.

Holder:

Name of Holder:

By:
Name:
Title:

Address for Notice:

Address:

Telephone Number:

Email Address: